EXHIBIT 21
Subsidiaries of Registrant
      Set forth below is a list of subsidiaries of American Real Estate Partners, L.P. All other subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

Jurisdiction
of
Entity	Formation

ACE Gaming LLC	Delaware
American Entertainment Properties Corp.	Delaware
American Casino & Entertainment Properties LLC	Delaware
AREP Oil & Gas Holdings LLC	Delaware
AREP Sands Holding LLC	Delaware
Aretex LLC	Delaware
Arizona Charlie’s, LLC	Nevada
Atlantic Coast Entertainment Holdings, Inc.	Delaware
Bayswater Development LLC	Delaware
The Bayswater Group LLC	Delaware
Charlie’s Holding LLC	Delaware
Fresca, LLC	Nevada
Galveston Bay Pipeline, Inc.	Delaware
Galveston Bay Processing, Inc.	Delaware
Mid River LLC	Delaware
National Energy Group, Inc.	Delaware
National Offshore LP	Delaware
National Onshore LP	Delaware
NEG Holding LLC	Delaware
NEG Oil & Gas LLC	Delaware
NEG, Inc.	Delaware
NEG Operating LLC	Delaware
New Seabury Properties, L.L.C.	Delaware
NGX Energy Limited Partnership	Delaware
Shana National LLC	Delaware
Stratosphere Advertising Agency	Nevada
Stratosphere Corporation	Delaware
Stratosphere Development, LLC	Delaware
Stratosphere Gaming Corp.	Nevada
Stratosphere Land Corporation	Nevada
Stratosphere Leasing, LLC	Delaware
Textile Holding, LLC	Delaware
Vero Beach Acquisition LLC	Delaware
WestPoint International Inc.	Delaware
WestPoint Home Inc.	Delaware